Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☒

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

A National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer Identification
national bank)	Number)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Rose Stroud, Trust Officer

8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129

(303) 262-0797

(Name, address and telephone number of agent for service)

Yatra Online, Inc.

(Exact name of obligor as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

1101-03, 11th Floor, Tower-B,
Unitech Cyber Park,
Sector 39, Gurgaon, Haryana 122002,
India
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities)

Item 1.                                                         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY  10017-2613

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.                                                         Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.                                 Items 3-15 are not applicable because, to the best of the trustee’s knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16.                                                  List of exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of the trustee.  (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2.                                      A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3.                                      A copy of the certificate of authority of the trustee to exercise trust powers. (See Exhibits 1 and 2 above)

4.                                      A copy of the existing by-laws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

5.                                      A copy of each Indenture referred to in Item 4.  Not applicable.

6.                                      The consents of United States institutional trustees required by Section 321(b) of the Act.  (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-179383)

7.                                      A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (See Exhibit 7 to this Form T-1)

8.                                    A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee.  Not applicable.

9.                                    Foreign trustee consent to service of process.  Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Highlands Ranch, and State of Colorado, on the 26th day of April, 2018.

Computershare Trust Company, National Association

By:	/s/ Rose Stroud
Rose Stroud
Trust Officer

EXHIBIT7 Consolidated Report of Condition of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION 250 Royall Street, Canton, MA 02021 at the close of business December 31, 2017. ASSETS Dollar Amounts In Thousands Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin ............................................................. Interest-bearing balances ..................................... Securities: Held-to-maturity securities .................................. Available-for-sale securities ................................ Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices................. Securities purchased under agreements to resell............................................. Loans and lease financing receivables: Loans and leases held for sale................ Loans and leases, net of unearned income.......................................................... LESS: Allowance for loan and lease losses..................................................... Loans and leases, net of unearned income and allowance....................................... Trading assets.......................................................... Premises and fixed assets (including capitalized leases) ................................................ Other real estate owned........................................... Investments in unconsolidated subsidiaries and associated companies .................................... Direct and indirect investments in real estate ventures Intangible assets: Goodwill .............................................................. Other intangible assets ......................................... Other assets ............................................................. Total assets.............................................................. -0--0--0-16,778 -0--0--0--0--0--0--0--0--0--0--0-7,756 -0-763 25,297

LIABILITIES Deposits: In domestic offices............................................... Noninterest-bearing.............................................. Interest-bearing .................................................... Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices................................................... Securities sold under agreements to repurchase .......................................................... Trading liabilities .................................................... Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)....... Not applicable Not applicable Subordinated notes and debentures......................... Other liabilities........................................................ -0--0--0--0--0--0--0--0-2,012 Total liabilities ........................................................ 2,012 EQUITY CAPITAL Perpetual preferred stock and related surplus........................................... Common stock ..............................................:......... Surplus (exclude all surplus related to preferred stock) ....................................:............... Retained earnings .................................................... Accumulated other comprehensive income......... Other equity capital components.................... . Total bank equity capital......................................... Noncontrolling (minority) interests in consolidated subsidiaries ........................... Total equity capital ................................................. Total liabilities and equity capital........................... 0 500 18,894 3,891 -0--0-23,285 -0-23,285 25,297 I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief. /Z;h-Wf )J J(,_j, Robert G. Marshall Assistant Controller 2